UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2011
BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)
4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (919) 859-1302
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2011, the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) elected Peder Jensen, M.D. to the Company’s Board of Directors effective May 3, 2011. On April 28, 2011, Beth C. Seidenberg, M.D. tendered her resignation from the Board of Directors effective May 12, 2011, following the Company’s Annual Meeting of Stockholders. The Company issued a news release reporting these matters on May 3, 2011, and a copy of the news release is furnished as Exhibit 99.1 hereto.
The Company’s Board of Directors has appointed Dr. Jensen to serve on its Compensation and Corporate Governance and Nominating Committees. Dr. Seidenberg has served on the Compensation and Corporate Governance and Nominating Committees of the Company’s Board of Directors.
Pursuant to the Company’s Stock Incentive Plan, Dr. Jensen will receive an automatic grant of 2,083 stock options upon election, and will be entitled to a grant of 15,000 stock options after each annual stockholders’ meeting. Dr. Jensen will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders.
Item 7.01 Regulation FD Disclosure
The information furnished on Exhibit 99.1 is incorporated by reference under this Item 7.01 as if fully set forth herein.
The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 3, 2011 entitled “BioCryst Pharmaceuticals Announces Changes to its Board of Directors”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary

Date: May 3, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated May 3, 2011 entitled “BioCryst Pharmaceuticals Announces Changes to Its Board of Directors”